EXHIBIT 5.1




                                                              November 12, 2001



Albertson's, Inc.
250 Parkcenter Boulevard
P.O. Box 20
Boise, Idaho 83726

Ladies and Gentlemen:

                  We have acted as special counsel to Albertson's, Inc., a Delaware corporation (the "Company"), in connection with the registration of 20,000,000 shares (the "Shares") of the Company's common stock, par value $1.00 per share, including associated preferred stock purchase rights (the "Common Stock"), issuable pursuant to the Albertson's Amended and Restated 1995 Stock-Based Incentive Plan (the "Plan").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Act, (ii) a specimen certificate representing the Common Stock, (iii) the Restated Certificate of Incorporation of the Company, as presently in effect, (iv) the By-Laws of the Company, as presently in effect,
(v) the Plan, including forms of option agreements thereunder, and (vi) certain resolutions of the Board of Directors of the Company relating to the Plan and the issuance and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

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                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others. In rendering the opinion set forth below, we have assumed that the certificates representing the Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by us.

                  In rendering the opinion set forth below, we have also assumed that (i) each of the option agreements entered into, or to be entered into, between the Company and any employee, director or officer receiving options under the Plan will conform to the applicable form of option agreement examined by us, (ii) each such option agreement will have been duly authorized and validly executed and delivered by the parties thereto, (iii) no option will be granted under the Plan with an exercise price that is below the par value of the Shares at the time of such grant, and (iv) no adjustment to the exercise price of any option will result in a reduction of the price per Share issuable upon the exercise of such option to a price that is below the par value of the Shares at the time of such exercise.

                  We express no opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware.

                  Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance by the Company and, when issued and paid for in accordance with the terms and conditions of the Plan, the Shares will be validly issued and, subject to any restrictions imposed by the Plan, fully paid and nonassessable.

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                  We hereby consent to the filing of this opinion with the
Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                   Very truly yours,



                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP
                                       Skadden, Arps, Slate, Meagher & Flom LLP